Exhibit 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into this 22nd day of August, 2007, to be effective as of the 1st day of September, 2007 (the "Effective Date"), by and between Alliance One International, Inc., a Virginia USA corporation, with its office and principal place of business being 8001 Aerial Center Parkway, Morrisville, NC USA 27560 ("AOI"); and Brian J. Harker, a resident of Wake County, North Carolina (the "Consultant").

 W I T N E S S E T H:

WHEREAS, Consultant has experience and specialized knowledge relating to corporate governance, including specifically extensive knowledge of the governance of AOI and its Board of Directors; and

WHEREAS, Consultant is retiring from the Board of AOI immediately following the annual meeting of its shareholders on August 16, 2007; and

WHEREAS, the Board of AOI desires, on a transitional basis, to have access to Consultant’s expertise; and

WHEREAS, in order to have access to Consultant’s knowledge and expertise AOI desires to engage Consultant, and Consultant desires to be engaged by AOI, to provide consulting services on the terms and conditions set forth in this Agreement; and

WHEREAS, the Board of AOI does not expect to request and Consultant does not wish to provide services at a level exceeding fifteen percent (15%) of the average level of bona fide services provided by Consultant to AOI during the 36-month period immediately preceding the Effective Date.

NOW, THEREFORE, for and in consideration of the premises and promises herein expressed, the parties, intending to be legally bound, hereby agree as follows:

Section 1.

Term.

This Agreement shall commence on the Effective Date, and shall continue in full force and effect until terminated as herein provided (the “Term”).

Section 2.

Consulting Services.

During the continuation of this Agreement, Consultant agrees to provide to the Chairman of the Board and its Lead Independent Director, and at the direction of the Chairman to the Committees of the Board, on the terms and conditions herein set forth, his knowledge, and expertise relating to corporate governance (the “Services”).  Consultant agrees to devote such time as may be necessary to perform the Services in a timely, professional and conscientious manner, in coordination with the Chairman of the Board.  Notwithstanding the foregoing, Consultant shall not be asked to perform services at a level exceeding fifteen percent (15%) of the average level of bona fide services provided by Consultant to AOI during the 36-month period immediately preceding the Effective Date.

Section 3.

Compensation.  In consideration for the Services to be rendered by Consultant hereunder, and subject to the terms and conditions herein set forth, AOI agrees:

(i)

to pay Consultant the sum of $7,500 monthly, payable on the first day of each month during the Term; and

(ii)

to reimburse Consultant for the actual, reasonable expenses incurred by Consultant in providing the Services, provided that such expenses are incurred by Consultant during the Term. The expenses eligible for reimbursement under this paragraph in any calendar year shall not affect any expenses eligible for reimbursement or in-kind benefits to be provided in any other calendar year.  Consultant’s rights under this paragraph are not subject to liquidation or exchange for any other benefit.

Section 4 ..

Non-Competition, Confidentiality and Related Undertakings.

The parties agree that the provisions of Article 13 of that certain Employment Agreement between Consultant and AOI dated 7 November 2004, as amended (hereinafter, the "Amended Employment Agreement") , are hereby incorporated by reference as if fully set forth herein, and shall apply mutatis mutandis to this Agreement.

Section 5.

Remedies; Limitations.

  Notwithstanding anything to the contrary herein set forth, Consultant and AOI agree that in the event this Agreement is terminated pursuant to the provisions of Section 6, AOI’s entire liability to Consultant shall be limited to consulting fee payments (and related, approved expense reimbursements), which fall due prior to the date of termination.

Section 6.

Termination.

The parties agree that this Agreement shall terminate as follows:

6.1

Upon the parties’ mutual written agreement; or

6.2

Automatically, upon the death of Consultant; or

6.3

Automatically on February 29, 2008, unless sooner terminated as herein provided.

Section 7.

Separate Agreement.

The parties expressly agree that this Agreement is entirely separate and distinct from the Amended Employment Agreement, and that all rights and obligations of the parties under the Amended Employment Agreement shall remain in full force and effect notwithstanding the existence or terms and conditions of this Agreement.  For the avoidance of doubt, the parties acknowledge and agree that this Agreement and the Amended Employment Agreement are not cross-defaulted with one another.  Further, the terms and conditions of this Agreement shall not be used to construe or interpret any of the terms and conditions of the Amended Employment Agreement and vice versa, unless otherwise explicitly stated.

Section 8.

Indemnification.

AOI shall indemnify Consultant during the Term and thereafter to the maximum extent permitted by applicable law from any and all liability of the Consultant arising out of, or in connection with, his engagement hereunder; provided, that in no event shall such indemnity of Consultant at any time during the Term be less than the maximum indemnity provided by AOI at any time during such period to any officer or director under any indemnification insurance policy or the bylaws or charter of AOI or by agreement.

Section 9.

Independent Contractor.

   The parties understand and agree that each is an independent contractor engaged in the operation of its own respective business, that neither party shall be considered to be the agent, master or servant of the other party for any purpose, and that neither has any general authority to enter into any contract, to assume any obligations or to make any warranties or representations on behalf of the other.  Further, nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee, or a joint venture relationship between Consultant and AOI.  As an independent contractor, Consultant shall be free to provide the Services in whatever fashion he deems appropriate consistent with the terms of this Agreement. The parties expressly acknowledge and agree that (i) Consultant is not AOI’s employee, (ii) AOI is not required to provide Consultant with worker's compensation insurance or other similar insurance coverage in connection with the arrangements contemplated by this Agreement, and (iii) Consultant is responsible, inter alia, for the payment of all employment-related taxes and withholdings in connection with his compensation hereunder, including without limitation federal and state income, Social Security, MediCare, unemployment and disability taxes.

Section 10.

Miscellaneous.

This Agreement shall be deemed to have been made and entered into in the State of North Carolina, and shall be governed by and construed in accordance with the laws of such jurisdiction.  Accordingly, Consultant irrevocably submits to the nonexclusive jurisdiction of the courts of the United States for the Eastern District of North Carolina, and the courts of the State of North Carolina for Wake County, and waives any objection to the jurisdiction of such courts on the ground of venue, inconvenient forum or otherwise, but without prejudice to the right of AOI to commence proceedings against Consultant in any other jurisdiction. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining portion of such provision and the remaining provisions of this Agreement shall be unaffected thereby, and shall remain in full force and effect.  Further, this Agreement contains the entire understanding between AOI and Consultant with respect to the consulting arrangements described herein, supersedes any prior understanding and agreements with respect to the subject matter of this Agreement, and may not be modified, amended or changed in any respect except in a writing duly signed by Consultant and AOI.  No waiver of any of AOI’s rights hereunder shall be deemed to be made unless the same shall be in writing, duly signed on behalf of AOI, and each such waiver, if any, shall apply only with respect to the specific instance involved, and shall in no way impair the rights of AOI in any other respect at any other time.  The parties expressly agree that the provisions of Sections 4 through 10 (inclusive) of this Agreement shall survive the expiration or termination hereof, and shall inure to the benefit of, and may be enforced by AOI, its affiliates and such entities’ respective successors or assigns.  Finally, the parties agree that all pronouns and any variations thereof herein contained shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, entity or entities, may require.

IN WITNESS WHEREOF, the parties hereto have made and entered into this Agreement in two (2) or more counterparts as of the day and year first above written

CONSULTANT:

Brian J. Harker

ALLIANCE ONE INTERNATIONAL, INC.

By:________________________________________

Title: ______________________________________